AGREEMENT AND AMENDMENT NO. 1

This AGREEMENT AND AMENDMENT NO. 1 TO PLEDGE AGREEMENT (this “Agreement”) is made as of February 27, 2015 by and among GOLDEN QUEEN MINING CO. LTD., a British Columbia corporation (the “Borrower”), GOLDEN QUEEN MINING HOLDINGS, INC., a California corporation (“Holdings”), GOLDEN QUEEN MINING CANADA LTD., a recently incorporated British Columbia corporation and a wholly owned subsidiary of the Borrower (“BC Subco”), THE LANDON T. CLAY 2009 IRREVOCABLE TRUST DATED MARCH 6, 2009 (“LTC Lender”) and JONATHAN C. CLAY, an individual (together with LTC Lender, the “Lenders”).

Whereas the Borrower, Holdings and the Lenders are parties to that certain Pledge Agreement (the “Pledge Agreement”) dated December 31, 2014; terms defined in the Pledged Agreement are used herein with the same meanings.

Whereas the Borrower and the Lenders are parties to that certain Term Loan Agreement dated December 31, 2014 (the “Term Loan Agreement”).

Whereas Section 5.10 of the Term Loan Agreement requires BC Subco to be joined as a guarantor to that certain Guaranty dated December 31, 2014 among Holdings and the Lenders (the “Subsidiary Guaranty”).

Whereas pursuant to that certain Share Transfer Agreement (the “Transfer Agreement”) dated of even date herewith between the Borrower and BC Subco, the Borrower proposes to sell and transfer all of the shares of Holdings held by the Borrower (the “Holdings Shares”) to BC Subco.

Whereas the shares of BC Subco held by the Borrower the “BC Subco Shares”) will constitute Pledged Securities pursuant to the Pledge Agreement.

Whereas, pursuant to Section 5.3 of the Pledge Agreement the Borrower agreed not to convey, sell or otherwise dispose of the Holdings Shares except in favor of the Lenders (the “Transfer Restriction”).

Whereas the sale and transfer of the Holdings Shares by the Borrower to BC Subco is a transaction with an Affiliate (as such is defined in the Term Loan Agreement) and is subject to the approval requirements set forth in Section 6.7 of the Term Loan Agreement (the “Approval Requirements”).

Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. BC Subco agrees to be bound by the Pledge Agreement as if it were originally named a Pledgor and henceforth shall be a “Pledgor” in respect of the Holdings Shares, the Borrower hereby pledges the BC Subco Shares to the Lenders pursuant to the Pledge Agreement, the BC Subco Shares henceforth shall constitute Pledged Securities, and the table set forth in Exhibit A to the Pledge Agreement is hereby amended and restated in its entirety to read as set forth in the table attached hereto as Schedule 1.

2. BC Subco hereby agrees to be bound by the Subsidiary Guaranty as if it were originally named a Guarantor thereunder and henceforth shall be a “Guarantor” (as such is defined in the Subsidiary Guaranty). Without limiting the generality of the foregoing, BC Subco hereby absolutely, unconditionally and irrevocably guarantees to the Lenders the full and punctual payment when due (whether at maturity, by acceleration or otherwise) and the performance of all Obligations (as such are defined in the Term Loan Agreement). BC Subco also makes each of the representations and warranties and agrees to each of the covenants applicable to the Guarantor contained in the Subsidiary Guaranty.

3. Subject to the terms and conditions set forth herein, the Lenders hereby consent to the sale and transfer of the Holdings Shares by the Borrower to BC Subco pursuant to the Transfer Agreement, and, solely to permit such sale and transfer to be effected without constituting a breach of the Pledge Agreement or the Term Loan Agreement, hereby provide a limited waiver of the Transfer Restriction and the Approval Requirements. Other than the limited waiver provided pursuant to this paragraph, the Transfer Restriction and Approval Requirements shall remain in full force and effect.

4. The Pledge Agreement and the Subsidiary Guaranty, as modified hereby, shall continue in full force and effect and shall continue to apply and be enforceable among the parties thereto and hereto.

5. The provisions of Sections 12, 13, 14 and 15 of the Pledge Agreement are hereby incorporated by reference into this Agreement and shall apply to this Agreement and the parties hereto as if fully set forth herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND AMENDMENT NO. 1 TO PLEDGE AGREEMENT as of the date first above written.

GOLDEN QUEEN MINING CO. LTD.

By:	/s/ Andrée St-Germain
Name: Andrée St-Germain
Title: CFO

GOLDEN QUEEN MINING HOLDINGS, INC.

By:	/s/ H. Lutz Klingmann
Name: H. Lutz Klingmann
Title: President

GOLDEN QUEEN MINING CANADA LTD.

By:	/s/ H. Lutz Klingmann
Name: H. Lutz Klingmann
Title: President

THE LANDON T. CLAY 2009 IRREVOCABLE TRUST DATED MARCH 6, 2009

By:	/s/ Thomas M. Clay
Name: Thomas M. Clay
Title: Trustee

JONATHAN C. CLAY

/s/ Jonathan Clay

SCHEDULE I

Pledgor Name	Issuer of Equity Interests	Pledged Equity Interests
Golden Queen Mining Co. Ltd.	Golden Queen Mining Canada Ltd., a British Columbia corporation	100 common shares in the capital of the issuer, constituting all of the issued and outstanding shares of the issuer
Golden Queen Mining Canada Ltd.	Golden Queen Mining Holdings, Inc., a California corporation	100 shares of common stock, constituting all of the capital stock of the issuer
Golden Queen Mining Holdings, Inc.	Golden Queen Mining Company, LLC, a California limited liability company	50% of the LLC membership interests, subject to adjustment as set forth in the Amended and Restated Limited Liability Company Agreement of Golden Queen Mining Company, LLC